UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2026

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Duos Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

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Florida	001-39227	65-0493217
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7660 Centurion Parkway, Suite 100, Jacksonville, Florida 32256

(Address of Principal Executive Offices) (Zip Code)

(904) 296-2807

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	DUOT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On June 5, 2026, USD.AI (“USD”) provided $98.1 million of financing to Duos Edge AI – GPUaaS, LLC (“Edge GPU”), a subsidiary of Duos Technologies Group, Inc. (the “Company”). The asset-based financing is pursuant to a three-year debt facility to support the previously-disclosed deployment of NVIDIA B300 GPUs.  The infrastructure will be operated by Edge GPU and managed by Hydra Host, Inc.

The financing will be secured by the GPUs and related equipment owned by Edge GPU, which is a bankruptcy remote special purpose subsidiary.  The Company will pledge its equity interest in Edge GPU, but will not be liable under the financing, except in the case of certain specified “bad boy” events.  The financing is expected to close upon the delivery and installation of the GPUs, which is expected to occur within the next 30 days.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DUOS TECHNOLOGIES GROUP, INC.

Dated: June 11, 2026	By:	/s/ F. Douglas Recker
F. Douglas Recker Chief Executive Officer